Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The unaudited pro forma condensed combined financial information shows the impact of the merger of Bank of America and FleetBoston on the companies’ respective historical results of operations under the purchase method of accounting with Bank of America treated as the acquirer. Under this method of accounting, the assets and liabilities of FleetBoston were recorded by Bank of America at their estimated fair values as of April 1, 2004, the date the merger was completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Bank of America and FleetBoston for the three months ended June 30, 2003 and for the six months ended June 30, 2003 and 2004. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been completed on January 1, 2003.

The merger agreement was announced on October 27, 2003 and resulted in the conversion of each outstanding share of FleetBoston common stock other than shares beneficially owned by FleetBoston and Bank of America into 0.5553 of a share of Bank of America common stock. Shares of FleetBoston preferred stock were converted on a one-for-one basis into Bank of America preferred stock having the same terms as the corresponding FleetBoston preferred stock, except in the case of shares held by preferred stockholders who validly perfected dissenters’ appraisal rights. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both Bank of America and FleetBoston.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions and share repurchases, among other factors, been considered.

The unaudited pro forma condensed combined financial information includes the impact of Fleet’s cash flow hedge accounting as provided by Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Fleet’s historical Net interest income includes the reclassification of deferred cash flow hedge gains and losses in Accumulated other comprehensive income. However, in purchase accounting deferred cash flow hedge gains and losses in Accumulated other comprehensive income have been eliminated and will not be reclassified into Net interest income in periods subsequent to the merger. Fleet’s historical results include reclassified deferred net cash flow hedge gains of $45 million, $94 million, and $120 million for the three months ended June 30, 2003, and for the six months ended June 30, 2003, and 2004, respectively.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the three months ending June 30, 2003
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Bank of America/ FleetBoston Combined
Interest income
Interest and fees on loans and leases	$5,412	$1,864	$12	(A)	$7,288
Interest on securities	1,011	331	(4	)(B)	1,338
Trading account assets	1,007	12	—		1,019
Other interest income	565	115	(49	)(C)	631

Total interest income	7,995	2,322	(41)		10,276

Interest expense
Deposits	1,269	364	(37	)(D)	1,596
Short-term borrowings	514	103	—		617
Long-term debt	531	252	(82	)(E)	701
Other interest expense	316	17	—		333

Total interest expense	2,630	736	(119)		3,247

Net interest income	5,365	1,586	78		7,029

Noninterest income
Service charges	1,370	391	(42	)(F)	1,719
Investment and brokerage services	605	379	—		984
Mortgage banking income	559	20	—		579
Investment banking income	488	55	—		543
Equity investment gains/(losses)	43	(65)	—		(22)
Card income	762	155	153	(C)(F)(G)	1,070
Trading account profits	93	41	—		134
Other income	335	167	—		502

Total noninterest income	4,255	1,143	111		5,509

Total revenue	9,620	2,729	189		12,538
Provision for credit losses	772	285	—		1,057
Gains on sales of securities	296	36	—		332
Noninterest expense
Personnel	2,695	822	(5	) (H)	3,512
Occupancy	498	129	(16	) (I)	611
Equipment	253	113	(7	) (I)	359
Amortization of intangibles	54	19	132	(J)	205
Other general operating	1,558	511	61	(G)	2,130

Total noninterest expense	5,058	1,594	165		6,817

Income from continuing operations before income taxes	4,086	886	24		4,996
Applicable income tax expense	1,348	315	49	(K)	1,712

Income from continuing operations	$2,738	$571	$(25)		$3,284

Income from continuing operations available to common shareholders	$2,737	$566	$(25)		$3,278

Per common share information
Earnings per share-continuing operations	$1.83	$0.54			$1.58

Diluted earnings per share-continuing operations	$1.80	$0.54			$1.56

Dividends paid	$0.64	$0.35			$0.64

Average common shares issued and outstanding (in thousands)	1,494,094	1,047,483	(465,816	) (L)	2,075,761

Average diluted common shares issued and outstanding (in thousands)	1,523,306	1,050,838	(467,308	) (L)	2,106,836

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the six months ended June 30, 2003
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Bank of America/ FleetBoston Combined
Interest income
Interest and fees on loans and leases	$10,760	$3,720	$58	(A)	$14,538
Interest on securities	1,789	682	(16	)(B)	2,455
Trading account assets	2,049	22	—		2,071
Other interest income	1,122	241	(103	)(C)	1,260

Total interest income	15,720	4,665	(61)		20,324

Interest expense
Deposits	2,452	733	(101	)(D)	3,084
Short-term borrowings	967	189	—		1,156
Long-term debt	1,103	520	(164	)(E)	1,459
Other interest expense	624	27	—		651

Total interest expense	5,146	1,469	(265)		6,350

Net interest income	10,574	3,196	204		13,974
Noninterest income
Service charges	2,724	768	(78	)(F)	3,414
Investment and brokerage services	1,148	733	—		1,881
Mortgage banking income	964	32	—		996
Investment banking income	866	101	—		967
Equity investment gains/(losses)	(25)	(117)	—		(142)
Card income	1,443	311	308	(C)(F)(G)	2,062
Trading account profits	207	111	—		318
Other income	613	308	—		921

Total noninterest income	7,940	2,247	230		10,417

Total revenue	18,514	5,443	434		24,391
Provision for credit losses	1,605	565	—		2,170
Gains on sales of securities	569	70	—		639
Noninterest expense
Personnel	5,154	1,647	(10	)(H)	6,791
Occupancy	970	258	(31	)(I)	1,197
Equipment	537	232	(16	)(I)	753
Amortization of intangibles	108	39	267	(J)	414
Other general operating	3,006	992	124	(G)	4,122

Total noninterest expense	9,775	3,168	334		13,277

Income from continuing operations before income taxes	7,703	1,780	100		9,583
Applicable income tax expense	2,541	632	117	(K)	3,290

Income from continuing operations	$5,162	$1,148	$(17)		$6,293

Income from continuing operations available to common shareholders	$5,160	$1,139	$(17)		$6,282

Per common share information
Earnings per share-continuing operations	$3.45	$1.09			$3.02

Diluted earnings per share-continuing operations	$3.39	$1.09			$2.99

Dividends paid	$1.28	$0.70			$1.28

Average common shares issued and outstanding (in thousands)	1,496,827	1,047,123	(465,656	)(L)	2,078,294

Average diluted common shares issued and outstanding (in thousands)	1,524,715	1,049,645	(466,777	)(L)	2,107,583

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the six months ended June 30, 2004
	Three months ended March 31, 2004					Combined Three months ended June 30, 2004	Bank of America/ FleetBoston Combined
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments(1)		Combined
Interest income
Interest and fees on loans and leases	$5,549	$1,970	$40	(A)	$7,559	$7,237	$14,796
Interest on securities	1,212	322	11	(B)	1,545	1,907	3,452
Trading account assets	1,009	12	—		1,021	1,011	2,032
Other interest income	802	96	(55	)(C)	843	853	1,696

Total interest income	8,572	2,400	(4)		10,968	11,008	21,976

Interest expense
Deposits	1,206	342	(20	)(D)	1,528	1,529	3,057
Short-term borrowings	740	88	—		828	1,037	1,865
Long-term debt	491	256	(66	)(E)	681	563	1,244
Other interest expense	334	9	—		343	298	641

Total interest expense	2,771	695	(86)		3,380	3,427	6,807

Net interest income	5,801	1,705	82		7,588	7,581	15,169

Noninterest income
Service charges	1,416	385	(38	)(F)	1,763	1,783	3,546
Investment and brokerage services	622	413	—		1,035	972	2,007
Mortgage banking income	209	6	—		215	299	514
Investment banking income	404	33	—		437	547	984
Equity investment gains/(losses)	133	86	—		219	84	303
Card income	795	152	148	(C)(F)(G)	1,095	1,156	2,251
Trading account profits	3	49	—		52	413	465
Other income	135	284	—		419	186	605

Total noninterest income	3,717	1,408	110		5,235	5,440	10,675

Total revenue	9,518	3,113	192		12,823	13,021	25,844

Provision for credit losses	624	—	—		624	789	1,413

Gains on sales of securities	495	49	—		544	795	1,339

Noninterest expense
Personnel	2,762	899	(5	)(H)	3,656	3,639	7,295
Occupancy	488	136	(14	)(I)	610	621	1,231
Equipment	261	101	(5	)(I)	357	318	675
Amortization of intangibles	54	21	120	(J)	195	201	396
Other general operating	1,852	807	53	(G)	2,712	2,422	5,134

Total noninterest expense	5,417	1,964	149		7,530	7,201	14,731

Income from continuing operations before income taxes	3,972	1,198	43		5,213	5,826	11,039
Applicable income tax expense	1,291	425	56	(K)	1,772	1,977	3,749

Income from continuing operations	$2,681	$773	$(13)		$3,441	$3,849	$7,290

Income from continuing operations available to common shareholders	$2,680	$768	$(13)		$3,435	$3,844	$7,279

Per common share information
Earnings per share-continuing operations	$1.86	$0.72			$1.69	$1.89	$3.58

Diluted earnings per share-continuing operations	$1.83	$0.71			$1.66	$1.86	$3.53

Dividends paid	$0.80	$0.35			$0.80	$0.80	$1.95

Average common shares issued and outstanding (in thousands)	1,440,153	1,071,104	(476,320	)(L)	2,034,937	2,031,192	2,033,065

Average diluted common shares issued and outstanding (in thousands)	1,466,701	1,086,636	(483,227	)(L)	2,070,110	2,065,645	2,067,878

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the merger is included for the three months ended June 30, 2003 and for the six months ended June 30, 2003 and 2004. The pro forma adjustments included herein reflect the conversion of FleetBoston common stock into Bank of America common stock using an exchange ratio of 0.5553 of a share of Bank of America common stock for each of the 1,068,634,852 shares of FleetBoston common stock exchanged at April 1, 2004, $271 million related to the conversion of 1,082,450 shares of preferred stock and $1.36 billion for the approximately 70 million shares of FleetBoston common stock issuable under outstanding stock options that were converted into Bank of America stock options, direct acquisition costs and the cost of FleetBoston shares already owned by Bank of America. The purchase price of $47.3 billion includes direct acquisition costs, the value of stock options, and is based on a per share price for Bank of America common stock of $76.88, which was the average of the closing prices of Bank of America common stock for the period commencing two trading days before, and ending two trading days after, October 27, 2003, the date of the merger agreement. The purchase price was adjusted to reflect the effect of the 15.7 million shares of FleetBoston common stock already owned by Bank of America valued at their historical cost of $457 million. Bank of America preferred stock exchanged was valued using the book value of FleetBoston preferred stock.

The merger is being accounted for using the purchase method of accounting; accordingly, Bank of America’s cost to acquire FleetBoston has been allocated to the assets (including identifiable intangible assets) and liabilities (including executor contracts and other commitments) of FleetBoston at their respective fair values as of April 1, 2004.

Certain amounts in the historical consolidated financial statements of FleetBoston have been reclassified to conform to Bank of America’s historical financial information presentation. Discontinued operations reported in FleetBoston’s historical consolidated statement of income have been excluded. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2—Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended June 30, 2003 and for the six months ended June 30, 2003 and June 30, 2004 were prepared assuming the merger was completed on January 1, 2003.

The unaudited pro forma condensed combined financial information reflects the exchange of 593,413,242 shares of Bank of America common stock with an aggregate fair value of approximately $45.6 billion, the issuance of $271 million of Bank of America preferred stock and $1.36 billion for the approximately 70 million shares of FleetBoston common stock issued under outstanding stock options that converted into Bank of America stock options, direct acquisition costs and the cost of 15.7 million shares of FleetBoston common stock already owned by Bank of America valued at their historical cost of $457 million. Common stock and preferred stock issued in the exchange was valued using the methodology discussed in Note 1 above.

All FleetBoston stock options vested upon completion of the merger and converted into Bank of America stock options. The fair value of the Bank of America options issued in exchange for the FleetBoston options was estimated using a Black-Scholes option-pricing model. Option pricing models require the use of highly subjective assumptions including expected stock price and volatility that when changed can materially affect fair value estimates. Accordingly, the model does not necessarily provide for a reliable single measure of the fair value of employee stock options. The more significant assumptions used in estimating the fair value of the Bank of America stock options to be issued in the exchange for FleetBoston stock options include a risk-free interest rate of 3.61 percent, a dividend yield of 4.70 percent, a weighted average expected life of three years and volatility of 27 percent. The three-year term was based on the weighted average expected term to expiration of these options.

The allocation of the purchase price follows:

(Dollars in millions)	April 1, 2004
Purchase Price
FleetBoston common stock exchanged (in thousands)	1,068,635
Exchange ratio	0.5553

Total Bank of America Common Stock exchanged (in thousands)	593,413
Purchase price per Bank of America common share	$76.88

		$45,622
FleetBoston preferred stock converted to Bank of America preferred stock		271
Fair value of outstanding stock options, direct acquisition costs and the effect of FleetBoston shares already owned by Bank of America		1,360

Total purchase price		$47,253
Less: Net assets acquired
FleetBoston stockholders’ equity	$19,329
FleetBoston goodwill and other intangible assets	(4,709)
Estimated adjustments to reflect assets acquired at fair value:
Securities	(35)
Loans and leases	(692)
Premises and equipment	(675)
Identified intangibles	3,243
Other assets and deferred income tax	95
Deposits	(313)
Commercial paper and other short-term borrowings	(1)
Other liabilities	(264)
Exit and termination liabilities	(680)
Long-term debt	(1,182)

	14,116

Estimated goodwill resulting from merger		$33,137

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(A)	An adjustment of $692 million to decrease the book value of the loan and lease portfolio to fair value was recorded. The adjustment will be recognized over the estimated remaining life of the loan and lease portfolio. The impact of the adjustment was to increase interest income by approximately $12 million, $58 million and $40 million for the three and six months ended June 30, 2003 and the six months ended June 30, 2004, respectively.

(B)	An adjustment of $35 million to decrease the book value of the securities portfolio to fair value was recorded. Certain unrealized gains currently reflected in other comprehensive income by FleetBoston will be accounted for as a premium paid by Bank of America and will be recognized over the remaining life of the securities portfolio. The impact of the amortization of the premium/ discount was to decrease interest income by approximately $4 million and $16 million for the three and six months ended June 30, 2003, respectively, and to increase interest income by approximately $11 million for the six months ended June 30, 2004.

(C)	Adjustment to reclassify Fleet’s credit card late fee revenue from Other interest income to Card income to conform with Bank of America’s classification.

(D)	An adjustment of $313 million to increase the book value of fixed-rate deposit liabilities to fair value was recorded. The adjustment will be recognized over the estimated remaining term of the related deposit liabilities. The impact of the adjustment was to decrease interest expense by approximately $37 million, $101 million and $20 million for the three and six months ended June 30, 2003 and for the six months ended June 30, 2004, respectively.

(E)	An adjustment of $1.182 billion to increase the book value of outstanding long-term debt instruments to fair value was recorded. The adjustment will be recognized over the remaining life of the long-term debt instruments. The impact of the fair value adjustment was to decrease interest expense by approximately $82 million, $164 million and $66 million for the three months ended June 30, 2003 and for the six months ended June 30, 2003 and 2004, respectively.

(F)	Adjustment to reclassify Fleet’s debit card revenue from Service charges to Card income to conform with Bank of America’s classification.

(G)	Adjustment to reclassify Fleet’s credit card marketing expense from Card income to Other general operating expense to conform with Bank of America’s classification. The impact of this reclassification was to increase both Card income and Other general operating expense by approximately $62 million, $127 million and $55 million for the three months ended June 30, 2003 and for the six months ended June 30, 2003 and 2004, respectively.

(H)	Adjustment of fixed-rate deferred compensation plans to current interest rates.

(I)	An adjustment of $675 million to decrease the book value of owned real estate, leased property and related improvements; signage and computer equipment to fair value was recorded. The effect of these adjustments is to reduce occupancy costs by $16 million, $31 million and $14 million and equipment costs by $7 million, $16 million and $5 million for the three and six months ended June 30, 2003 and for the six months ended June 30, 2004, respectively.

(J)	For purchase accounting a core deposit intangible of $2.175 billion, a purchased credit card relationship intangible of $660 million and other customer relationship intangibles of $408 million were recorded. These intangibles will be amortized over a period not to exceed ten years, on an accelerated basis for the core deposit intangible and purchased credit card relationship intangible and a straight-line basis for the other customer relationship intangibles. The value of the intangibles represents the estimated future economic benefit resulting from the acquired customer balances and relationships. This value was estimated by considering cash flows from the current balances of accounts, expected growth or attrition in balances, and the estimated life of the relationship. The impact of these adjustments is to increase amortization of intangibles by $132 million, $267 million and $120 million for the three and six months ended June 30, 2003 and for the six months ended June 30, 2004, respectively.

(K)	Adjustment to record the tax effect of the pro forma adjustments using Bank of America’s statutory tax rate of 36.9 percent. The increase in the effective tax rate from the statutory rate of 36.9 percent reflects the effect of the accounting for leverage leases in accordance with Financial Accounting Standards Board Interpretation No. 21 “Accounting for Leases in a Business Combination.”

(L)	Weighted average shares were calculated using the historical weighted average shares outstanding of Bank of America and FleetBoston, adjusted using the exchange ratio, to the equivalent shares of Bank of America common stock, for the three and six months ended June 30, 2003 and for the six months ended June 30, 2004. Earnings per share data has been computed based on the combined historical income of Bank of America, income from continuing operations for FleetBoston and the impact of pro forma purchase accounting adjustments.